Exhibit 32
Certification of Principal Executive Officers
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

The undersigned in their capacities as Chief Executive Officer and Chief Financial Officer of Perma-Pipe International Holdings, Inc.. (the “Registrant’), certify that, to the best of their knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended July 31, 2017 of the Registrant, (the “Report”):

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ David J. Mansfield
David J. Mansfield
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Karl J. Schmidt
Karl J. Schmidt
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)
September 19, 2017

A signed original of     this written statement required by Section 906 has been provided by Perma-Pipe International Holdings, Inc. and will be retained by Perma-Pipe International Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.